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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-87591, 33-95803, 33-90727) pertaining to the 1998 Stock
Plan, 1999 Directors' Stock Option Plan; the 1998 Stock Option Plan; and the 1999 Employee Stock Purchase Plan, 1998 Stock Plan, Promedix.com Inc. 1998 Stock Option Plan, SpecialityMD.com Corporation 1998 Stock Option Plan of our report dated February 20, 2001 with respect to the consolidated financial statements and schedule of Ventro Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                 /s/ ERNST & YOUNG LLP

San Jose, California
February 20, 2001